EXHIBIT 99.1

PRESS RELEASE

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-l.com
Karen Roan / kcroan@drg-l.com
DRG&L / 713-529-6600

POWELL INDUSTRIES ANNOUNCES FISCAL 2012

FOURTH QUARTER AND YEAR-END RESULTS

HOUSTON — DECEMBER 4, 2012 — Powell Industries, Inc. (NASDAQ: POWL), a leading supplier of custom engineered solutions for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2012 fourth quarter and year ending September 30, 2012.

Revenues for the fourth quarter of fiscal 2012 were $184.2 million compared to revenues of $171.2 million for the fourth quarter of fiscal 2011. Net income for the fourth quarter of 2012 was $11.9 million, or $0.99 per diluted share, compared to a net loss of $7.0 million, or ($0.59) per share, including charges, in the fourth quarter of last year. Excluding charges incurred in the fourth quarter of fiscal 2011, net earnings were $1.9 million, or $0.16 per diluted share. A Non-GAAP Earnings Reconciliation is included in the financial tables below.

Michael A. Lucas, President and Chief Executive Officer, stated. “We are pleased with our fiscal 2012 record revenues and our year over year earnings improvement. We appreciate the solid performance from our team throughout the entire organization for this excellent outcome. While we enter the new fiscal year with a healthy backlog, we are watchful as to the impact that global economic pressures could have on the business climate.

“In our markets, the oil and gas sector remains the main source of new orders, and we expect the present pace of activity in new spending in this sector to continue through 2013 and into 2014. Electric utilities and other industrial markets, however, have yet to show any significant signs of new investment.”

New orders placed during the fourth quarter of fiscal 2012 totaled $186 million compared to $133 million in the third quarter of fiscal 2012 and compared to $125 million in the fourth quarter of fiscal 2011. The Company’s backlog as of September 30, 2012 was $437 million compared to $433 million as of June 30, 2012 and compared to $443 million at the end of last year’s fourth quarter.

FISCAL 2012 RESULTS

Revenues for fiscal 2012 were a record $717.2 million compared to $562.4 million in fiscal 2011. Net income for fiscal 2012 was $29.7 million, or $2.49 per diluted share, compared to a net loss of $2.7 million, or ($0.23) per share, including charges. Excluding the charges, net income for fiscal 2011 was $6.1 million, or 0.52 per diluted share. A Non-GAAP Earnings Reconciliation is included in the financial tables below.

OUTLOOK

The following statements are based on the current expectations of the Company. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.

Based on its backlog and current business conditions, Powell Industries expects full year fiscal 2013 revenues to range between $675 million and $725 million and full year fiscal 2013 earnings to range between $2.00 and $2.50 per diluted share. Included in the Company’s earnings outlook is an estimate of $0.25 per diluted share for one-time costs related to the start-up of two new manufacturing facilities.

CONFERENCE CALL

Powell Industries has scheduled a conference call for Wednesday, December 5, 2012 at 11:00 a.m. eastern time. To participate in the conference call, dial 480-629-9818 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 12, 2012. To access the replay, dial 303-590-3030 using a passcode of 4578177#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.

Powell Industries, Inc., headquartered in Houston, engineers packaged solutions and systems for the control, distribution and management of electrical energy and other dynamic processes. Powell markets include large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.

Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Years Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
	(Unaudited)		(Unaudited)
(In thousands, except per share data)

Revenues	$184,159	$171,243	$717,194	$562,397

Cost of goods sold	142,679	143,919	577,256	462,467

Gross profit	41,480	27,324	139,938	99,930

Selling, general and administrative expenses	22,835	23,182	88,947	85,058

Amortization of intangible assets	488	1,094	2,599	4,752

Impairments	—	7,158	—	7,158

Operating income (loss)	18,157	(4,110)	48,392	2,962

Gain on sale of investment	—	—	—	(1,229)

Interest expense	69	112	272	408

Interest income	(26)	(41)	(114)	(214)

Income (loss) before income taxes	18,114	(4,181)	48,234	3,997

Income tax provision	6,261	2,772	18,577	6,712

Net income (loss).	$11,853	$(6,953)	$29,657	$(2,715)

Earnings (loss) per share:

Basic	$0.99	$(0.59)	$2.50	$(0.23)

Diluted	$0.99	$(0.59)	$2.49	$(0.23)

Weighted average shares:

Basic	11,916	11,749	11,850	11,735

Diluted	11,971	11,749	11,925	11,735

SELECTED FINANCIAL DATA:

Capital expenditures	$3,517	$3,275	$29,063	$7,347

Depreciation and amortization	$3,253	$3,948	$13,077	$15,446

POWELL INDUSTRIES, INC. & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	September 30, 2011
(In thousands)	(Unaudited)
Assets:

Current assets	$346,410	$336,682

Property, plant and equipment (net)	78,652	59,637

Other assets	23,250	25,357

Total assets	$448,312	$421,676

Liabilities & equity:

Current liabilities	$130,873	$137,724

Long-term debt and capital lease obligations, net of current maturities	3,630	4,301

Deferred and other long-term liabilities	3,706	4,308

Stockholders’ equity	310,103	275,343

Total liabilities and equity	$448,312	$421,676

POWELL INDUSTRIES, INC. & SUBSIDIARIES

BUSINESS SEGMENTS

	Three Months Ended		Years Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
(In thousands)	(Unaudited)		(Unaudited)

Revenues:
Electrical Power Products	$175,671	$163,195	$686,581	$533,339
Process Control Systems	8,488	8,048	30,613	29,058

Total revenues	$184,159	$171,243	$717,194	$562,397

Income (loss) before income taxes:

Electrical Power Products	$17,989	$(4,680)	$48,055	$3,888
Process Control Systems	125	499	179	109

Total income (loss) before income taxes	$18,114	$(4,181)	$48,234	$3,997

	September 30, 2012	September 30, 2011
	(Unaudited)
(In thousands)
Identifiable tangible assets:

Electrical Power Products	$304,894	$248,155
Process Control Systems	14,539	10,711
Corporate	114,455	145,683

Total identifiable tangible assets	$433,888	$404,549

Backlog:

Electrical Power Products	$361,853	$394,598
Process Control Systems	74,838	48,363

Total backlog	$436,691	$442,961

POWELL INDUSTRIES, INC. & SUBSIDIARIES

NON-GAAP EARNINGS RECONCILIATION

	Three Months Ended		Years Ended
	Sept 30, 2012	Sept 30, 2011	Sept 30, 2012	Sept 30, 2011
(In thousands)	(Unaudited)		(Unaudited)

Net Income (Loss):

Net income (loss) attributable to Powell Industries, Inc.	$11,853	$(6,953)	$29,657	$(2,715)
Impairment, net of tax	—	7,158	—	7,158
Non-recurring separation charge, net of tax	—	1,701	—	1,701

Non-GAAP net income	$11,853	$1,906	$29,657	$6,144

Diluted shares outstanding	11,971	11,749	11,925	11,735

Diluted Earnings Per Share:

Earnings per share	$0.99	$(0.59)	$2.49	$(0.23)
Non-GAAP earnings per share	$0.99	$0.16	$2.49	$0.52

The Company defines Non-GAAP net income as net income (loss) before impairments and a non-re-recurring separation charge. Non-GAAP net income is presented to exclude the impact of the impairments and a non-recurring separation charge. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes this non-GAAP financial measure is helpful, however, in comparing the historical results to current results and measuring operating earnings trends. The Company also believes the disclosure of Non-GAAP net income will help investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year.

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